SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 25, 2001


                                  SURREY, INC.
             (Exact name of registrant as specified in its charter)


TEXAS                                     001-23407                   74-2138564
(State or other jurisdiction of          Commission             (I.R.S. Employer
 incorporation or organization)           File No.           Identification No.)


                   13110 Trails End Road, Leander, Texas 78641
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 512-267-7172

Item 2.  Acquisition or Disposition of Assets

         On April 5, 2001, Surrey, Inc. (the "Company") entered into an Agreement for the Purchase and Sale of Assets (the "Asset Agreement"), dated as of April 2, 2001, with Jean Charles Incorporated, a Utah corporation with an address at 82449 61st Avenue, Thermal, California 92274. Copies of the Asset Agreement have been filed with the Securities and Exchange Commission with the Company's Form 8-K on April 17, 2001 and the Company's definitive Proxy Statement on August 29, 2001. The Asset Agreement provides for the sale by the Company to Jean Charles Incorporated of all of the Company's tangible personal property, inventories, intangibles, books and records and prepaid accounts.

         The sale of assets pursuant to the Asset Agreement was approved by the Company's board of directors and was subject to approval by the Company's shareholders. The Company gave notice to its shareholders of the annual meeting of shareholders to be held on September 27, 2001 to consider and to vote upon the Asset Agreement.

         On or about September 24, 2001, Twincraft, Inc., a creditor of the Company, obtained a Temporary Restraining Order from the United States District Court, District of Vermont, Twincraft, Inc. v. Surrey, Inc., Jean Charles, Inc., Martin J. van der Hagen, John B. van der Hagen, and Victor Borcherds, Docket No. 2:01-CV-297, enjoining the Company from proceeding with the sale of its assets pursuant to the Asset Agreement. A copy of the Temporary Restraining Order is attached to this Report. The Temporary Restraining Order was dissolved on October 4, 2001 and Twincraft's motion for preliminary injunction was denied.

         Consequently, at the annual meeting of shareholders of the Company on September 27, 2001, the shareholders (i) voted on and approved, by the required percentage, the Asset Agreement, subject to the resolution of the Temporary Restraining Order, (ii) elected John B. van der Hagen, Martin J. van der Hagen, Mary van der Hagen, and Bruce A. Masucci to the Company's Board of Directors, and (iii) ratified the appointment of Grant Thornton, LLP as the Company's independent auditors for the fiscal year 2001.

         Because of the existence of the Temporary Restraining Order, the parties to the Asset Agreement were unable to perform under the Asset Agreement by September 29, 2001, the termination date of the Asset Agreement.

         The Chase Manhattan Bank has notified the Company that it is foreclosing upon the collateral securing its loans to the Company, including the Company's real estate, accounts receivable and inventory.

Item 6. Resignations of Directors

         On October 2, 2001, John B. van der Hagen, Martin J. van der Hagen, Mary van der Hagen, and Bruce A. Masucci resigned as directors of the Company, having elected Mark J. van der Hagen to fill the vacancies created by their resignations. None of the directors resigned because of a disagreement with the

Company on any matter relating to the Company's operations, policies or practices. John B. van der Hagen also resigned as Chief Executive Officer, Martin J. van der Hagen also resigned a President, and Mary van der Hagen also resigned as Secretary. Mark J. van der Hagen was elected to the office of Chief Operating Officer, in addition to his roles as Vice President of Finance and Treasurer.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements.

         None.

(b) Pro forma financial information.

         None.

(c) Exhibits.  The following exhibits are incorporated herein by this reference:

Exhibit No.       Description of Exhibit

         10.29             Temporary Restraining Order dated September 24, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

         Dated: October ___, 2001                SURREY, INC.
                                                (Registrant)

                                                 By:   /s/ Mark van der Hagen
                                                 Mark van der Hagen
                                                 Chief Operating Officer